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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                    FORM 8-K

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                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


           Date of report (date of earliest event reported) August 9, 2000


                                 E-PAWN.COM, INC

          (Exact Name of Registrant as Specified in Its Charter,
                        Referred to herein as "Company")

       NEVADA                   33-2533-LA                87-0435741
  (State or Other            Commission File           I.R.S. Employer
  Jurisdiction of                 Number              Identification No.
  Incorporation)

                              Merrill Lynch Tower
                        2855 University Drive, Suite 200
                          Coral Springs, Florida 33065
                                Tel. 954-575-7296


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               (Address of Principal Executive Offices and Telephone)

                              WASATCH INTERNATIONAL CORP.

         1301 N. Congress Avenue, Suite 135, Boynton Beach, Florida 33426
                                (Former Name and Address)

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     The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-K (as well as information included in the Exhibits) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

          ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

               Not Applicable.

          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

               Not Applicable.

          ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

               Not Applicable.

          ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

               Not applicable.

          ITEM 5.  OTHER EVENTS

          On June 14, 2000, the Company received a notice that Shopper's Online, Inc. and Freebees, Inc. intended to cancel the agreements between the Company and each of these respective companies. The Company had entered into an agreement with the owner of these companies to acquire 19% of the outstanding shares of each respective company in exchange for two million shares of the Company's common stock and a payment of $100,000. In addition, the two companies entered into a management agreement with the


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Company to perform management services for a fee of $10,000 per month.  The stipulated value of the stock exchange was $3.1 million. The Company delivered the shares and the funds and performed all terms and conditions required of it under the agreement. The Company's counsel made demand for full restitution and charged the companies and their principal, William C. Martucci, with violation of the Florida Civil Theft law, which may allow the Company to recover treble damages up to $9.3 million plus attorney's fees. No response to the demand has been received within the required abatement period, which expired on August 25, 2000. The Company has authorized counsel to file the lawsuit against all persons who participated in the scheme.

          ITEM 6.  CHANGE IN DIRECTORS AND OFFICERS.

          On June 14, 2000, E-Pawn.com, Inc. announced that it had offered David H. Kinnon of HLB Kidsons in the United Kingdom a position on its Board and the executive position of Chief Financial Officer for the company and its subsidiaries, subject to reaching a mutually acceptable agreement. Although negotiations ensued, Mr.Kinnon and the Company were not able to reach an agreement, and Mr. Kinnon and the Company have agreed to cease negotiations to add Mr. Kinnon to the positions intended for him. E-Pawn.com, Inc. intends to continue its search for members to add to its Board and for executive officers to join the management team.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

               Not applicable.

          ITEM 8:  CHANGE IN FISCAL YEAR.

               Not Applicable.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2000

E-PAWN.COM, INC.


By: /s/ Edward O. Ries
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        Edward O. Ries, President
        and Director











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